Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
SECOND QUARTER 2009 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, August 3, 2009 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and six months ended June 30, 2009.  Reported results for the three months and six months ended June 30, 2008 reflect the Company's offshore operations, which were sold during 2008, as discontinued operations.

Financial Results for the Three Months and Six Months Ended June 30, 2009

Comstock reported a net loss of $11.5 million or 26¢ per share for the second quarter of 2009 as compared to 2008's second quarter net income from continuing operations of $70.4 million or $1.53 per diluted share.  The loss in the second quarter is attributable to the substantial decline in oil and natural gas prices in 2009.  Comstock averaged $3.88 per Mcf for sales of its natural gas production in the second quarter of 2009, 63% lower than the $10.51 per Mcf realized in 2008's second quarter.  Realized oil prices in the second quarter of 2009 averaged $49.24 per barrel, 53% lower than the $105.16 per barrel in 2008's second quarter.

Comstock's production in the second quarter of 2009 increased 6% to 15.3 billion cubic feet equivalent of natural gas ("Bcfe") as compared to pro forma production of 14.5 Bcfe in the second quarter of 2008, which excludes production from properties sold during 2008.  The 2009 second quarter average daily production rate of 169 million cubic feet of natural gas equivalent ("MMcfe") increased 8% from the 2009 first quarter production rate of 157 MMcfe per day.  On July 31, 2009, the Company's current production rate had increased to 190 MMcfe per day.

The low oil and natural gas prices caused the second quarter of 2009's oil and gas sales to decrease 62% to $64.9 million as compared to 2008's second quarter sales of $172.0 million.  Operating cash flow (before changes in working capital accounts) generated by Comstock in 2009's second quarter of $42.1 million decreased 69% from 2008's second quarter operating cash flow from continuing operations of $134.3 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, decreased 71% to $42.2 million in 2009's second quarter from 2008's second quarter EBITDAX from continuing operations of $145.0 million.

Comstock reported a net loss of $17.1 million or 38¢ per share for the first six months of 2009 as compared to net income from continuing operations of $99.8 million or $2.17 per diluted share in the first six months of 2008.  The loss for the first half of 2009 is also attributable to the substantial decline in oil and natural gas prices.  Comstock averaged $4.30 per Mcf for sales of its natural gas production in the first six months of 2009, 54% lower than the $9.39 per Mcf realized in 2008's first six months.  Realized oil prices in the first six months of 2009 averaged $41.95 per barrel, 55% lower than the $93.92 per barrel in 2008's first six months.  Comstock's production in the first half of 2009 increased 4% to 29.4 Bcfe as compared to pro forma production of 28.2 Bcfe in the first half of 2008, which excludes production from properties sold during 2008.

Oil and gas sales for the first half of 2009 decreased 56% to $133.2 million from $299.7 million in the first half of 2008.  Operating cash flow (before changes in working capital accounts) generated by Comstock in 2009's first six months of $86.8 million decreased 62% from 2008's first six months operating cash flow of $225.8 million from continuing operations.  EBITDAX decreased 65% to $87.5 million in 2009's first six months from 2008's first six months EBITDAX from continuing operations of $248.2 million.

2009 Drilling Results

Comstock reported on the results to date of its 2009 drilling program.  The Company spent $174.5 million during the first six months of 2009 on its exploration and development activities.  During the first six months of 2009, Comstock drilled 29 wells (21.3 net), all of which were successful.  Twenty-two of the 29 wells drilled in the first six months of 2009 were horizontal wells.

The Company's drilling program this year is primarily focused on developing its Haynesville shale properties in East Texas and North Louisiana.  Through August 3, 2009, the Company has drilled 21 horizontal wells (15.8 net) in the Haynesville shale play in 2009, fourteen of which have been completed and tested at an average per well initial production rate of 11.6 MMcfe per day.  The remaining seven are in the process of being completed or awaiting pipeline connection prior to completion operations commencing.  Comstock also had four Haynesville shale horizontal wells drilling at the end of July.

Since the Company's last operational update, it has completed three Haynesville shale horizontal wells in its Blocker field in Harrison County, Texas, three in its Logansport field in DeSoto Parish, Louisiana, and one well in its Toledo Bend North field also in DeSoto Parish.  In the Blocker field in East Texas, the Green #13H well was drilled to a vertical depth of 11,055 feet with a 3,462 foot horizontal lateral.  This well was completed with ten frac stages and was tested at an initial production rate of 6.5 MMcfe per day.  Comstock has a 94% working interest in this well.  The second Blocker well was the Cox #1H well, which was drilled to a vertical depth of 11,120 feet with a 4,181 foot horizontal lateral.  This well was completed with ten frac stages and was tested at an initial production rate of 8.2 MMcfe per day.  Comstock has a 99% working interest in this well.  Also in the Blocker field, the Woods #1H well was drilled to a vertical depth of 11,127 feet with a 3,771 foot lateral.  The Woods #1H was completed with ten frac stages and was tested at an initial production rate of 8.5 MMcfe per day.  Comstock has a 100% working interest in this well.

Comstock completed its best Haynesville shale well to date in the second quarter.  In the Logansport field in North Louisiana, the Colvin-Craner #2H well was drilled to a vertical depth of 11,353 feet with a 4,181 foot horizontal lateral.  The well was completed with 10 frac stages and was tested at an initial production rate of 21.2 MMcfe per day.  Also at Logansport, the Broome #1H well was drilled to a vertical depth of 11,368 feet with a 4,051 foot horizontal lateral.  The well was completed with 11 frac stages and was tested at an initial production rate of 16.7 MMcfe per day.  The third Logansport well, the Weyerhaeuser #2H, was drilled to a vertical depth of 11,493 feet with a 4,181 foot horizontal lateral.  The well was completed with 10 frac stages and was tested at an initial production rate of 16.2 MMcfe per day.  Comstock has a 100% working interest in these three wells.

In its Toledo Bend North field in North Louisiana, Comstock drilled the BSMC 7 #2H, which represents Comstock's first Upper Haynesville or Bossier shale horizontal well.  This well was drilled to a vertical depth of 11,174 feet with a 4,441 foot horizontal lateral.  This well was completed with 10 frac stages and was tested with an initial production rate of 11.6 MMcfe per day.  Comstock has an 88% working interest in this well.

In its South Texas region, Comstock drilled four successful wells (2.9 net) to date which had an average per well initial production rate of 9.5 MMcfe per day.  During the second quarter of 2009 the Santa Fe Julian Pasture #2 well in Kenedy County, Texas was drilled to a total vertical depth of 12,200 feet and completed with an initial production rate of 12.2 MMcfe per day.  Comstock has a 45% working interest in this well.

Comstock expects to spend $360 million on its 2009 drilling program.  Costs to drill and complete wells has fallen since the beginning of the year which will allow Comstock to drill more wells than was anticipated in its original 2009 budget.  Comstock now expects to drill 49 (37.4 net) wells in 2009 including 38 (29.5 net) horizontal Haynesville shale wells.  Comstock's previous budget provided for 44 (34.8 net) wells with 33 (26.9 net) horizontal Haynesville shale wells.

Comstock has planned a conference call for 9:30 a.m. Central Time on Tuesday August 4, 2009, to discuss the operational and financial results for the second quarter of 2009.  Investors wishing to participate should visit our website at www.comstockresources.com for a live web cast or dial 1-866-788-0545 and provide access code 92349345 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is a growing independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenues:
Oil and gas sales	$64,875	$172,022	$133,226	$299,743
Gain on sale of assets	—	21,444	—	21,204

Operating expenses:
Oil and gas operating	17,485	23,362	34,444	44,564
Exploration	131	—	144	2,238
Depreciation, depletion and amortization	50,796	44,422	98,068	85,927
General and administrative	9,051	6,922	18,870	13,086

Total operating expenses	77,463	74,706	151,526	145,815

Operating income (loss) from continuing operations	(12,588)	118,760	(18,300)	175,132

Other income (expenses):
Interest income	10	205	32	366
Other income	29	36	92	58
Interest expense	(2,901)	(8,546)	(5,063)	(18,497)

Total other income (expenses)	(2,862)	(8,305)	(4,939)	(18,073)

Income (loss) from continuing operations before income taxes	(15,450)	110,455	(23,239)	157,059
Benefit from (provision for) income taxes	3,975	(40,027)	6,107	(57,229)

Income (loss) from continuing operations	(11,475)	70,428	(17,132)	99,830

Income from discontinued operations after income taxes and minority interest	—	12,199	—	23,892
Net income (loss)	$(11,475)	$82,627	$(17,132)	$123,722

Basic net income (loss) per share:
Continuing operations	$(0.26)	$1.55	$(0.38)	$2.19
Discontinued operations	—	0.27	—	0.52
	$(0.26)	$1.82	$(0.38)	$2.71
Diluted net income (loss) per share:
Continuing operations	$(0.26)	$1.53	$(0.38)	$2.17
Discontinued operations	—	0.27	—	0.52
	$(0.26)	$1.80	$(0.38)	$2.69
Weighted average shares outstanding:
Basic	45,000	44,287	44,971	44,296
Diluted(1)	45,000	44,661	44,971	44,677

(1) In 2009, basic and diluted shares are the same due to the net loss.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

OPERATING CASH FLOW:
Net income (loss) from continuing operations	$(11,475)	$70,428	$(17,132)	$99,830
Reconciling items:
Deferred income taxes	(1,263)	37,272	(1,984)	52,504
Dry hole costs and lease impairments	—	—	—	2,238
Depreciation, depletion and amortization	50,796	44,422	98,068	85,927
Gain on sale of assets	—	(21,444)	—	(21,204)
Debt issuance cost amortization	202	203	405	405
Stock-based compensation	3,820	3,038	7,487	5,716
Loss on derivatives	—	359	—	359
Operating cash flow	42,080	134,278	86,844	225,775
Excess tax benefit from stock-based compensation	(245)	(7,962)	(924)	(8,632)
(Increase) decrease in accounts receivable	3,625	(9,651)	13,810	(25,316)
(Increase) decrease in other current assets	(889)	(1,017)	(654)	(1,175)
Increase (decrease) in accounts payable and accrued expenses	(15,588)	30,725	(29,631)	10,078
Net cash provided by operating activities from continuing operations	$28,983	$146,373	$69,445	$200,730

EBITDAX:
Income (loss) from continuing operations	$(11,475)	$70,428	$(17,132)	$99,830
Gain on sale of assets	—	(21,444)	—	(21,204)
Interest expense	2,901	8,546	5,063	18,497
Income tax expense (benefit)	(3,975)	40,027	(6,107)	57,229
Depreciation, depletion and amortization	50,796	44,422	98,068	85,927
Stock-based compensation	3,820	3,038	7,487	5,716
Exploration	131	—	144	2,238
EBITDAX from continuing operations	$42,198	$145,017	$87,523	$248,233

	As of June 30,
	2009	2008

Balance Sheet Data:
Cash and cash equivalents	$3,970	$8,709
Derivative financial instruments	11,922	—
Other current assets	52,950	89,266
Marketable securities	36,099	—
Property and equipment, net	1,521,578	1,276,184
Assets of discontinued operations	—	1,031,982
Other	2,748	3,554
Total assets	$1,629,267	$2,409,695

Accounts payable and accrued expenses	$80,280	$96,608
Derivative financial instruments	—	40,080
Long-term debt	315,000	495,000
Deferred income taxes	182,975	132,198
Asset retirement obligation	5,830	7,555
Liabilities and minority interest of discontinued operations	—	746,081
Stockholders' equity	1,045,182	892,173
Total liabilities and stockholders' equity	$1,629,267	$2,409,695

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2009					For the Three Months Ended June 30, 2008 Adjusted to Exclude 2008 Asset Sales
	East Texas/					East Texas/
	North	South				North	South
	Louisiana	Texas	Other	Total		Louisiana	Texas	Other	Total
Oil production (thousand barrels)	65	38	102	205		79	45	126	250
Gas production (million cubic feet – Mmcf)	8,613	4,823	672	14,108		6,797	5,542	615	12,954
Total production (Mmcfe)	9,008	5,052	1,277	15,337		7,267	5,817	1,370	14,454

Oil sales	$3,408	$2,114	$4,560	$10,082		$8,958	$5,474	$11,613	$26,045
Gas sales	28,257	17,146	2,276	47,679		74,653	59,713	6,594	140,960
Gas hedging gains (losses)	—	7,114	—	7,114		—	(4,384)	—	(4,384)
Total gas sales	28,257	24,260	2,276	54,793		74,653	55,329	6,594	136,576
Total oil and gas sales	$31,665	$26,374	$6,836	$64,875		$83,611	$60,803	$18,207	$162,621

Average oil price (per barrel)	$52.43	$55.63	$44.71	$49.24		$113.39	$121.64	$92.17	$104.19
Average gas price (per thousand cubic feet – Mcf)	$3.28	$3.56	$3.39	$3.38		$10.98	$10.77	$10.72	$10.88
Average gas price including hedging (per Mcf)	$3.28	$5.03	$3.39	$3.88		$10.98	$9.98	$10.72	$10.54
Average price (per Mcf equivalent)	$3.52	$3.81	$5.35	$3.77		$11.51	$11.21	$13.29	$11.55
Average price including hedging (per Mcf equivalent)	$3.52	$5.22	$5.35	$4.23		$11.51	$10.45	$13.29	$11.25
Lifting cost(1)	$8,749	$5,278	$3,458	$17,485	(1)	$9,214	$6,868	$5,451	$21,533	(1)
Lifting cost (per Mcf equivalent)	$0.97	$1.04	$2.71	$1.14		$1.27	$1.18	$3.98	$1.49

Oil and Gas Capital Expenditures:
Leasehold costs	$3,767	$60	$103	$3,930		$17,146	$282	$12	$17,440
Exploratory drilling	30,034	81	—	30,115		—	1	228	229
Development drilling	36,195	4,834	111	41,140		43,186	14,861	157	58,204
Other development	1,814	312	(36)	2,090		197	6,172	1,265	7,634
Total	$71,810	$5,287	$178	$77,275		$60,529	$21,316	$1,662	$83,507

(1) Includes production taxes of $17,485 and $21,533 for the three months ended June 30, 2009 and 2008, respectively.
(2) Includes production taxes of $34,444 and $40,868 for the six months ended June 30, 2009 and 2008, respectively.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Six Months Ended June 30, 2009					For the Six Months Ended June 30, 2008 Adjusted to Exclude 2008 Asset Sales
	East Texas/					East Texas/
	North	South				North	South
	Louisiana	Texas	Other	Total		Louisiana	Texas	Other	Total
Oil production (thousand barrels)	128	89	204	421		121	78	276	475
Gas production (million cubic feet – Mmcf)	15,792	9,734	1,375	26,901		13,078	10,872	1,388	25,338
Total production (Mmcfe)	16,563	10,270	2,592	29,425		13,802	11,344	3,041	28,187

Oil sales	$5,683	$4,193	$7,767	$17,643		$12,939	$8,709	$22,441	$44,089
Gas sales	59,575	38,110	4,872	102,557		127,310	103,512	12,921	243,743
Gas hedging gains (losses)	—	13,026	—	13,026		—	(4,628)	—	(4,628)
Total gas sales	59,575	51,136	4,872	115,583		127,310	98,884	12,921	239,115
Total oil and gas sales	$65,258	$55,329	$12,639	$133,226		$140,249	$107,593	$35,362	$283,204

Average oil price (per barrel)	$44.40	$47.11	$38.07	$41.95		$106.93	$111.65	$81.31	$92.86
Average gas price (per thousand cubic feet – Mcf)	$3.77	$3.92	$3.54	$3.81		$9.73	$9.52	$9.31	$9.62
Average gas price including hedging (per Mcf)	$3.77	$5.25	$3.54	$4.30		$9.73	$9.10	$9.31	$9.44
Average price (per Mcf equivalent)	$3.94	$4.12	$4.88	$4.08		$10.16	$9.89	$11.63	$10.21
Average price including hedging (per Mcf equivalent)	$3.94	$5.39	$4.88	$4.53		$10.16	$9.48	$11.63	$10.05
Lifting cost(2)	$16,252	$10,780	$7,412	$34,444	(2)	$17,047	$12,993	$10,828	$40,868	(2)
Lifting cost (per Mcf equivalent)	$0.98	$1.05	$2.86	$1.17		$1.24	$1.15	$3.56	$1.45

Oil and Gas Capital Expenditures:
Leasehold costs	$7,168	$331	$103	$7,602		$20,007	$1,406	$61	$21,474
Exploratory drilling	66,501	1,893	—	68,394		—	2,357	351	2,708
Development drilling	67,852	23,786	111	91,749		82,559	26,264	1,546	110,369
Other development	3,212	3,278	296	6,786		979	6,717	2,981	10,677
Total	$144,733	$29,288	$510	$174,531		$103,545	$36,744	$4,939	$145,228

(1) Includes production taxes of $17,485 and $21,533 for the three months ended June 30, 2009 and 2008, respectively.
(2) Includes production taxes of $34,444 and $40,868 for the six months ended June 30, 2009 and 2008, respectively.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
2008 AS REPORTED
(In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2008
	East Texas/
	North	South
	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	84	58	126	268
Gas production (million cubic feet – Mmcf)	7,227	5,840	615	13,682
Total production (Mmcfe)	7,732	6,190	1,370	15,292

Oil sales	$9,625	$6,988	$11,613	$28,226
Gas sales	78,746	62,840	6,594	148,180
Gas hedging gains (losses)	—	(4,384)	—	(4,384)
Total gas sales	78,746	58,456	6,594	143,796
Total oil and gas sales	$88,371	$65,444	$18,207	$172,022

Average oil price (per barrel)	$114.58	$120.48	$92.17	$105.16
Average gas price (per thousand cubic feet – Mcf)	$10.90	$10.76	$10.72	$10.83
Average gas price including hedging (per Mcf)	$10.90	$10.01	$10.72	$10.51
Average price (per Mcf equivalent)	$11.43	$11.28	$13.29	$11.54
Average price including hedging (per Mcf equivalent)	$11.43	$10.57	$13.29	$11.25
Lifting cost(1)	$9,879	$8,032	$5,451	$23,362 (1)
Lifting cost (per Mcf equivalent)	$1.28	$1.30	$3.98	$1.53

Oil and Gas Capital Expenditures:
Leasehold costs	$17,146	$282	$12	$17,440
Exploratory drilling	—	1	228	229
Development drilling	43,186	14,861	157	58,204
Other development	355	6,319	1,265	7,939
Total	$60,687	$21,463	$1,662	$83,812

	For the Six Months Ended June 30, 2008
	East Texas/
	North	South
	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	131	104	276	511
Gas production (million cubic feet – Mmcf)	13,954	11,470	1,388	26,812
Total production (Mmcfe)	14,740	12,097	3,041	29,878

Oil sales	$14,049	$11,508	$22,441	$47,998
Gas sales	134,477	108,975	12,921	256,373
Gas hedging gains (losses)	—	(4,628)	—	(4,628)
Total gas sales	134,477	104,347	12,921	251,745
Total oil and gas sales	$148,526	$115,855	$35,362	$299,743

Average oil price (per barrel)	$107.24	$110.65	$81.31	$93.92
Average gas price (per thousand cubic feet – Mcf)	$9.64	$9.50	$9.31	$9.56
Average gas price including hedging (per Mcf)	$9.64	$9.10	$9.31	$9.39
Average price (per Mcf equivalent)	$10.08	$9.96	$11.63	$10.19
Average price including hedging (per Mcf equivalent)	$10.08	$9.58	$11.63	$10.03
Lifting cost(2)	$18,648	$15,088	$10,828	$44,564 (2)
Lifting cost (per Mcf equivalent)	$1.27	$1.25	$3.56	$1.49

Oil and Gas Capital Expenditures:
Leasehold costs	$20,007	$1,406	$61	$21,474
Exploratory drilling	—	2,357	351	2,708
Development drilling	82,559	26,264	1,546	110,369
Other development	1,285	7,036	2,981	11,302
Total	$103,851	$37,063	$4,939	$145,853

(1) Includes production taxes of $23,362 for the three months ended June 30, 2008.
(2) Includes production taxes of $44,564 for the six months ended June 30, 2008.